UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2009

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On June 2, 2009, 4Kids Entertainment, Inc. (the“Company”), received written notice from NYSE Regulation, Inc. (“NYSE Regulation”) that the Company is in compliance with the revised continued listing standards of the New York Stock Exchange (the “NYSE”).

The NYSE received approval from the Securities and Exchange Commission for a pilot program effective retroactively to May 12, 2009, to amend its listing criteria through October 31, 2009. The NYSE anticipates making a subsequent rule filing prior to October 31, 2009 to make the revised listing standards permanent. Under the revised listing standards, a NYSE listed company that originally qualified to list under the “earnings test” such as 4Kids will be considered to be not in compliance with the NYSE’s continued listing standards if its average global market capitalization over a consecutive 30 day trading period is less than $50 million, and at the same time, its stockholders’ equity is less than $50 million. Prior to the amendment, these market capitalization and stockholders’ equity thresholds had each been $75 million.

4Kids had previously announced on April 14, 2009 that it was not in compliance with the NYSE’s continued listing standards with respect to global market capitalization and stockholders’ equity as a result of 4Kids’ stockholders’ equity at the end of the first quarter 2009 being equal to $74.99 million, or approximately $10,000 below the minimum NYSE stockholders’ equity requirement in effect at that time. Due to the reduction of the stockholders’ equity requirement to $50 million or more, 4Kids is deemed to be back in compliance with the NYSE’s stockholders’ equity requirement.

The NYSE has also informed 4Kids that if 4Kids does not meet the continued listing standards within 12 months of the date 4Kids was deemed in compliance, 4Kids would receive a formal notification letter from NYSE Regulation. The staff of NYSE Regulation would then examine the relationship between the two incidents of falling below continued listing standards and reevaluate 4Kids’ method of financial recovery from the first incident. The staff of NYSE Regulation would at that point take such action it believes to be appropriate, which, depending upon the circumstances could include truncating the procedures that would otherwise be applicable, or immediately initiating suspension and delisting procedures.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

              (c) Exhibits

            Exhibit                                                                       Description

              99.1                                    Press release issued by 4Kids Entertainment, Inc. dated June 3, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 4, 2009

4KIDS ENTERTAINMENT, INC. BY: /s/ Bruce R. Foster Bruce R. Foster Executive Vice President and Chief Financial Officer